UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009

MAGNUM HUNTER RESOURCES CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers;

(d)           On August 17, 2009, the Board of Directors elected Mr. Jeff Swanson to the Corporation’s Board of Directors.  The Corporation has entered into a Non-Statutory Stock Option Agreement with Mr. Swanson, whereby the Corporation has granted Mr. Swanson options to purchase up to 100,000 shares of the Corporation’s common stock at an exercise price of $1.04 per share. These stock options are set to expire on August 17, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Non-Statutory Stock Option Agreement dated August 17, 2009 between Jeff Swanson and Magnum Hunter Resources Corporation	Filed herewith

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnum Hunter Resources Corporation

Date: August 17, 2009	/s/ Gary C. Evans
Gary C. Evans,
Chairman of the Board